Exhibit 10-30

AMENDMENT NO. 1 TO
ALLEGHENY ENERGY, INC.
AMENDED AND RESTATED
REVISED PLAN FOR DEFERRAL OF COMPENSATION OF DIRECTORS

WHEREAS, Allegheny Energy, Inc. (the “Company”) maintains the Amended and Restated Revised Plan for Deferral of Compensation of Directors (the “Plan”);
WHEREAS, the Company became a wholly owned subsidiary of FirstEnergy Corp. (“FirstEnergy”) pursuant to the Agreement and Plan of Merger, dated as of February 10, 2010, as amended as of June 4, 2010, by and among FirstEnergy, Element Merger Sub, Inc. and the Company (the “Merger Agreement”);
WHEREAS, pursuant to the Merger Agreement, FirstEnergy authorized certain officers of FirstEnergy to amend or modify plans maintained by the Company with regard to administrative or governance matters;
WHEREAS, Section 10 of the Plan provides that the Plan may be amended at any time with certain limitations that are not applicable for this Amendment No. 1.
NOW, THEREFORE, the Plan is hereby amended, effective as of December 1, 2011, in order to apply to amounts applied on or after that date, as follows:

1.	Section 4.5 is deleted in its entirety and replaced with the following:

“4.5    Definition of Market Value Per Share. ” Market Value Per Share” means an amount based on a reasonable method including a price based on the opening, closing, actual, high, low, average selling prices, or on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange for the date in which the determination of the Market Value Per Share is made or, if there are no sales of Common Stock on that date, then on the next preceding date on which there were sales of Common Stock. If the Common Stock is no longer publicly traded, Market Value Per Share shall be determined by the Board in such manner as it deems appropriate.”

2.	The last sentence of Section 4.1 is deleted in its entirety and replaced with the following:

“In addition, the Stock Account shall be credited with Dividend Equivalents (as defined below) at the time dividends, if any, are paid to shareholders.”

3.	The last sentence of Section 4.2(b) is deleted in its entirety and replaced with the following:

1

Exhibit 10-30

“In addition, the Stock Unit Account shall be credited with Dividend Equivalents (as defined below) at the time dividends, if any, are paid to shareholders.”

4.	Except as otherwise amended by this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, FirstEnergy has caused its duly authorized officer to executive this Amendment No. 1 of the Plan on behalf of the Company to evidence its adoption on February 20, 2014.

EXECUTED ON BEHALF OF ALLEGHENY ENERGY, INC.                                 BY FIRSTENERGY, CORP.

By:	/s/ Anthony J. Alexander,
Anthony J. Alexander,
President and Chief Executive
Officer of FirstEnergy Corp.

2